Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of PACCAR Inc of our reports dated February 23, 2005, with respect to the consolidated financial statements of PACCAR Inc, PACCAR Inc management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of PACCAR Inc included in the 2004 Annual Report to Shareholders of PACCAR Inc.

We also consent to the incorporation by reference in:

A.     the Registration Statement (Form S-8 No. 33-47763) pertaining to the 1991 Long-Term Incentive Plan of PACCAR Inc

B.       the Registration Statement (Form S-8 No. 333-39161) pertaining to the 1991 Long-Term Incentive Plan of PACCAR Inc

C.       the Registration Statement (Form S-8 No. 333-36712) pertaining to the PACCAR Inc Restricted Stock and Deferred Compensation Plan for Non-Employee Directors

D.      the Registration Statement (Form S-8 No. 333-52230) pertaining to the PACCAR Inc Savings Investment Plan

E.        the Registration Statement (Form S-8 No. 33-103706) pertaining to the 1991 Long-Term Incentive Plan of PACCAR Inc

of our reports dated February 23, 2005, with respect to the consolidated financial statements of PACCAR Inc, PACCAR Inc management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of PACCAR Inc incorporated herein by reference in this Annual Report (Form 10-K) of PACCAR Inc.

/s/ Ernst & Young LLP

ERNST & YOUNG LLP

Seattle, Washington

March 2, 2005